UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2015

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Notice of Full Redemption of Senior Notes
On January 26, 2015, Express, LLC, a Delaware limited liability company (“Express”), and Express Finance Corp., a Delaware corporation (“Express Finance,” and together with Express, the “Issuers”), sent a redemption notice to U.S. Bank National Association, for all of the Issuers’ outstanding 8.750% Senior Notes due 2018 (CUSIP No. 30218A AB8), originally issued on March 5, 2010 (the “2018 Notes”), at a redemption price of 102.188% of the principal amount or $1,021.88 per $1,000.00 principal amount thereof, plus accrued and unpaid interest to but not including the redemption date of March 1, 2015.  Upon completion of the redemption, no 2018 Notes will remain outstanding.

A copy of the notice of redemption is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

Annual Meeting
Express, Inc. will hold its 2015 annual meeting of stockholders on June 10, 2015.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Full Redemption of 8.750% Senior Notes due 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: January 26, 2015	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary